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                                                                    EXHIBIT 3.10

                               OPERATING AGREEMENT
                           LOWER ROAD ASSOCIATES, LLC


         THIS OPERATING AGREEMENT is entered into as of the day as of the 9 day of June, 1998 between SLEEPMASTER HOLDINGS LLC, and SLEEP INVESTOR LLC, both located at 2001 Lower Road, Linden, New Jersey, (the "Members").

         WHEREAS, the Members operate a limited liability company formed under the laws of the State of New Jersey (N.J. S.A. section 42:2B-1 et seq., herein referred to as the "Act") and desire to set forth their respective rights and obligations with respect to such limited liability company, as provided in this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants stated herein, the parties agree as follows:

         1.       NAME AND FORMATION

         The Members join together pursuant to this Agreement as a "limited liability company" as of April 6, 1998. The Members filed a certificate of formation, in accordance with the Act, with the Secretary of the State of New Jersey on said date. The LLC shall conduct business as a limited liability company pursuant to the terms of this Agreement and the provisions of all applicable law.

         The business and affairs of the LLC shall be conducted under the name LOWER ROAD ASSOCIATES, LLC and such name shall be used at all times in connection with the business and affairs of the LLC.

         2.       PURPOSE
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         The LLC is organized to conduct business as a purchasing agent or to conduct such other business of any nature as the Members may from time to time find necessary and desirable.

         3.       TERM

         The term of the LLC began on April 6. 1998, and shall terminate upon the first of the following to occur:

         (a) April 6, 2028

         (b) The sale or other disposition of all or substantially all of the LLC property and the distribution of the net proceeds thereof to the Members, their heirs or assigns; or

         (c) The retirement, removal, death, liquidation, dissolution or insolvency of any Member provided, however, that the LLC existence shall not terminate if, within forty- five (45) days after such event, all the Remaining Member elects to reconstitute and continue the LLC pursuant to the provisions contained in Paragraph 13, herein.

         4.       PRINCIPAL OFFICE

         The principal office of the LLC shall be 2001 Lower Road, Linden, New Jersey 07036, or other such place as the Members from time to time may determine.

         5.       CAPITAL CONTRIBUTIONS; PERCENTAGE INTERESTS

         (a) The capital of the LLC shall consist of the assets listed on Schedule A, attached hereto.

         (b) No Member shall be required to make any additional contribution to the capital of the LLC.

         (c) No interest shall be paid on any contributions to the capital of the LLC, except as hereinafter specifically provided.


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         6.       FISCAL YEAR: ACCOUNTING BASIS: INCOME AND CAPITAL ACCOUNT

         (a) The fiscal year of the LLC shall be the calendar year unless otherwise determined by the LLC and the books of the LLC shall be kept on a cash basis of accounting. The LLC shall elect to compute depreciation allowable under the Internal Revenue Code or at such rates and by such methods as are acceptable to the company's accountant and with respect to their property shall deduct rather than elect to capitalize all expenses allowable as deductions under the Internal Revenue Code on the LLC property. In addition to other proper accounts, an income account and a capital account shall be maintained for each Member.

         (b) The income account of each Member shall be credited with its share of LLC net Profit as hereinafter defined, if any, for each fiscal year, and shall be charged with its share of LLC Net Loss, as hereinafter defined, if any for each fiscal year. Furthermore, the income account shall be charged with any amounts distributed to each Member by the LLC.

         (c) The capital account of each Member shall be credited with the capital contributions, if any, made by it hereunder, and such capital account shall be charged with amounts distributed to it, if any, as a return of its capital contributions. The balance, at any time, in the capital account of each Member shall hereinafter be referred to as its undistributed capital account.

         7.       ALLOCATION AND DISTRIBUTIONS

         (a) For the purposes of this Agreement, the term "Positive Cash Flow" shall mean that the receipts of the LLC exceed its expenses. For purposes of this Agreement, the term "Negative Cash Flow" shall mean that the receipts of the LLC are exceeded by its expenses. "Net Capital Receipts" shall mean the gross proceeds available to the LLC from all extraordinary receipt of proceeds (other than a capital contribution by either of the Members) after payment of all sums


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currently due from the Partnership minus the expenses incurred in the collection of such proceeds. "Operating Expenses" shall mean all current operating expenses in connection with the operation of the LLC excluding for the purpose hereof the expenses incurred in the collection of Net Capital Receipts.

         "Profits and Losses" shall mean the income or losses of the LLC after all expenses incurred in connection with the LLC business have been paid or provided for. Profits and Losses shall not include any gain or loss realized by the LLC on the sale or other disposition of the LLC property or any other assets of the LLC. Consistent with the foregoing definition, Profit and Losses shall be determined in accordance with generally accepted accounting principles.

         (b) The Members agree that their respective proportionate interests in the LLC as set forth in Exhibit A, as the same may be adjusted hereunder, shall apply to the assets and liabilities of the LLC, the income and expenses of the LLC and to distributions with respect to the LLC whether distributions of Positive Cash Flow, Net Capital Receipts or distributions from capital (as hereinafter defined).

         (c) Except as provided in Section 7(d) hereof, the earnings of each Member shall be in direct proportion to the interest of each Member in the LLC as set forth on Exhibit A regardless of the amount of time devoted by the respective Members to the business of the LLC, unless otherwise agreed to in writing by all Members. Each Member shall have the right, but is not obligated to, withdraw her respective share of Net Capital Receipts of the LLC at the end of each year.

         (d) All taxable income, gain, loss, deductions or credits (or items thereof) shall be allocated or debited, among the Members in accordance with their respective proportionate interest in the LLC as set forth on Exhibit A attached hereto, at the end of each fiscal year during


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the term of this Agreement, or at such shorter intervals or on such other date as the Members shall determine.

         8.       EMPLOYMENT OF AGENTS

         The Members hereby consent to the employment, when and if required, of such brokers, managing and other agents, accountants, and attorneys, as the Members may from time to time determine. The fact that a Member, or a member of his family is employed by, or directly or indirectly interested in or connected with, any person. firm or corporation employed by the LLC to render or perform a service, or from which the LLC may purchase any property, shall not prohibit the Members from employing such person, firm or corporation, or from otherwise dealing with him or it, and neither the LLC nor any of the Members herein shall have any rights in or to any income or profits derived therefrom as a consequence of the LLC relationship herein created. In the event that the Members employ or deal with any company in which either of them has an interest directly or indirectly, such employment or dealing shall be only for services rendered or goods delivered and such services or goods shall be paid for values commensurate with their fair market value to the LLC and comparable to such prices as would be paid if said Member had no interest therein.

         9.       BANK ACCOUNT OR ACCOUNTS

         All funds of the LLC are to be deposited in such bank account or accounts as shall be designated by the Members. Withdrawals from any such bank account or accounts shall be made by either Member. Withdrawals in excess of $10,000 must be approved by all Members.

         10.      TITLE TO THE LLC PROPERTY

         Title to the Partnership property shall be held in the name of the LLC.

         11.      BOOKS OF THE LLC


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         The LLC shall maintain full and accurate books in its principal office or such office as shall be designated for such purpose by the Members, and each Member shall have the right to inspect and examine such books at reasonable times. The books shall be closed and balanced at the end of each calendar year. Annual statements showing the profit and loss for the calendar year and indicating the share of profit or loss of each Member for income tax purposes shall be prepared by the accountants for the LLC and distributed to all the Members within a reasonable time after the closing of each calendar year. Copies of all income tax returns of the LLC shall be furnished to all Members.

         12.      ASSIGNMENT OF LLC INTERESTS

         Under no circumstances may either Member, during his or her lifetime, dispose of his or her interest in the LLC, in any manner, without the written consent of the other Member.

         13.      TERMINATION OF A MEMBER

         The termination of a Member shall dissolve and terminate the LLC unless, however, within forty-five (45) days of the death of such Member, the remaining Member or Members elect to reconstitute and continue the LLC with the other Members. Should the remaining Members choose to continue the operations of the LLC, the terminating Member's interest in the LLC shall be transferred to the surviving Member or Members, in the same proportion as the surviving Members have interest in the LLC,

         14.      PURCHASE PRICE OF TERMINATING MEMBER

         The Members of the LLC will, concurrently with the execution of this Agreement, agree in writing upon the value of the LLC. The written statement containing the agreed valuation shall be subscribed by the parties and shall be sent to each Member of the LLC upon the execution of this Agreement. Such statement shall be substantially in the form set forth in Exhibit B annexed


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hereto. Commencing with the first day of January, 1999, and at least annually thereafter, the Members and the LLC shall execute a certificate of agreed value, in writing, fixing the value of the total value theretofore agreed upon. The members may fix the value of the LLC as often as they deem necessary. Once the purchase price has been determined, the LLC will issue to the terminating member, a Note in said amount. Said Note shall be payable in five (5) annual installments with interest at a rate of eight (8%) percent.

         Interest shall be paid on the unpaid principal balance of the Note until the entire Note has been satisfied. The first annual installment shall become payable on the sixtieth (60th) day following the date of termination of the Member and annually thereafter until the entire Note, including accrued interest has been satisfied.

         15.      DISTRIBUTIONS UPON DISSOLUTION AND TERMINATION OF LLC

         Except as otherwise provided in this Agreement, in the event of the dissolution and termination of the LLC, the Members shall proceed to the liquidation of the LLC and the proceeds of such liquidation shall be applied and distributed in the following order or priority:

         (a) To the payment of debts and liabilities of the LLC (other than any loans or advances that may have been made by the Members to the LLC and the expenses of liquidation.

         (b) To the setting up of any reserves which the Managing Member may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the LLC or of the Members arising out of or in connection with the LLC. Such reserves shall be paid over by the Managing Member to an attorney-at-law of the State of New Jersey as Escrowee, to be held by him for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period as the Managing Member shall deem


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advisable, to distribute the balance thereafter remaining in the manner hereinafter provided. No reserves shall be held for longer than two (2) years.

         (c) To the repayment of any loans or advances which may have been made by any of the Members to the LLC, but if the amount available for such repayment shall be insufficient, then pro rata on account thereof.

         (d) Any balance remaining shall be distributed as follows:

                  (i) In the event that the LLC assets shall have been sold the not proceeds shall be distributed first to each Member in the manner provided in
Section 7 hereof.

                  (ii) (a) In the event of liquidation other than a sale, the LLC assets may be distributed in kind, each Member receiving an undivided interest in the LLC's assets subject to its liabilities in satisfaction of his interest as provided in Section 7.

                           (b) In the event of liquidating distribution of the
LLC Property in kind, the fair market value of such Property shall be determined as follows: If all of the Members agree on a value for the property, such agreed upon value shall be its fair market value. If all of the Members fail to agree on a value, then each Member shall appoint an appraiser who is a member of the American Institute of Appraisers and said appraisers shall together appoint a third appraiser who is a member of the American Institute of Appraisers. The fair market value of such property shall be determined by each of said appraisers. The average of said appraisals shall be determined, and shall represent the fair market value of the LLC property; such determination of fair market value of the LLC property shall be binding upon all panics hereto.

         16.      LIQUIDATION OF ASSETS

         A reasonable time shall be allowed for the orderly liquidation of the assets of the LLC and the discharge of liabilities to creditors so as to enable the each Member to minimize the


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normal losses attendant upon a liquidation. Each of the Members shall be furnished with a statement prepared by the LLC's then Certified Public Accountants, which shall set forth the assets and liabilities of the LLC as at the date of complete liquidation. Upon the Members' complying with the distribution plan set forth in Section 14 hereof (including payment over to the Attorney-Escrowee if there are sufficient funds therefor), the LLC shall cease to be such and terminate.

         17.      VOTING and MANAGING MEMBER

         All business decisions, whether day-to-day or extraordinary, shall be made by the Managing Member. Such decisions include, but are not limited to, depositing and withdrawing funds, signing checks, opening accounts, transferring funds, taking out loans, secure LLC property, and sign documents on behalf of the LLC.

         The Members agree that SLEEP MASTER HOLDINGS LLC shall be the Managing Member. Should SLEEP MASTER HOLDINGS LLC fail to serve as Managing Member for any reason, then SLEEP INVESTOR, LLC shall serve as Managing Member.

         18.      NOTICES

         All notices provided for in this Agreement shall be sent, postage prepaid, by registered or certified mail, return receipt requested, and shall be effective when duly mailed, directed to the other Member at the addresses herein set forth.

         19.      MISCELLANEOUS PROVISIONS

         (a) This Agreement shall be binding upon and the benefits shall inure to all parties and their heirs, successors, designees, and assigns.

         (b) This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of New Jersey.


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         IN WITNESS WHEREOF, we have hereunto set our hands and seals to this thirteen (13) page Agreement, including the page containing Schedules A and B, the day and year first above written.

WITNESS:                                             SLEEPMASTER HOLDINGS LLC



     /s/ Barbara Heath                                   /s/ James Koscica
---------------------------                          ---------------------------
                                                     by: JAMES KOSCICA, Member




WITNESS:                                             SLEEP INVESTOR, LLC



     /s/ Barbara Heath                                   /s/ James Koscica
---------------------------                          ---------------------------
                                                     by: JAMES KOSCICA


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                                    EXHIBIT A

                              INTERESTS OF MEMBERS


                                      Interest     Value of Total
Name                                 Percentage    Contributions
----                                 ----------    --------------
SLEEPMASTER HOLDINGS LLC              99.9875%        $99.9875

SLEEP INVESTOR, LLC                     .0125         $  .0125

TOTAL


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                                    EXHIBIT B

                              FAIR MARKET VALUE OF
                           LOWER ROAD ASSOCIATES, LLC


Date     6/9/98
     --------------


                                            Fair Market Value    $  100.00
                                                                 -------------



SLEEPMASTER HOLDINGS LLC



    /s/ James Koscica
---------------------------
by: JAMES KOSCICA, Member



SLEEP INVESTOR, LLC



    /s/ James Koscica
---------------------------
by: JAMES KOSCICA


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                                                                  EXECUTION COPY

                                 AMENDMENT NO. 1
                                     TO THE
                LOWER ROAD ASSOCIATES L.L.C. OPERATING AGREEMENT

         This AMENDMENT NO. 1 TO THE LOWER ROAD ASSOCIATES L.L.C. OPERATING AGREEMENT (this "Amendment") is dated as of February 26, 1999.

         Sleepmaster, L.L.C. is the sole member of that certain Lower Road Associates L.L.C. Operating Agreement dated as of June 9, 1998 (the "LRA L.L.C. Agreement"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the LRA L.L.C. Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

         1. Amendment to the LRA L.L.C. Agreement. The LRA L.L.C. Agreement is hereby amended as follows:

         Section 17 to the LRA L.L.C. Agreement is amended in its entirety to read as follows:

         " All business decisions, whether day-to-day or extraordinary, shall be made by the officers appointed by the Managing Member. Such decisions include, but are not limited to, depositing and withdrawing funds, signing checks, opening accounts, transferring of funds, taking out loans, secure the LLC property and sign documents on behalf of the LLC and the Managing Member.

         Sleepmaster L.L.C. shall be the sole Managing Member."

         2.       Miscellaneous.

                  (1) This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.

                  (2) This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof.

                  (3) Except as amended hereby, the LRA L.L.C. Agreement shall remain in full force and effect.

                  (4)      Time is of the essence for each and every provision
of this Agreement.
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         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed as of the date and year first above written.



                                      Sleepmaster L.L.C.
                                      Managing Member


                                      By:         /s/ James P. Koscica
                                           -------------------------------------
                                           Name:  James P. Koscica
                                           Title: Executive Vice President